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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated November 7, 2006, accompanying the consolidated financial statements of Accuray Incorporated contained in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-138622) and Prospectus. We consent to the use of the aforementioned report in Amendment No. 3 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

San Francisco, California
January 22, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM